Exhibit 99.2

News Release For Immediate Release	Investor Contact: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Renee Robinson 303-460-2476, rarobins@ball.com

Ball Corporation Prices $1 Billion of Senior Notes

BROOMFIELD, Colo., June 22, 2015— Ball Corporation (NYSE: BLL) announced today that it priced an underwritten public offering of $1 billion of 5.25% Senior Notes due 2025. The offering is expected to close on June 25, 2015, subject to customary closing conditions and other factors.

Ball intends to use the net proceeds from the offering to repay borrowings under its revolving credit facility and the balance, if any, for general corporate purposes.

BofA Merrill Lynch; Deutsche Bank Securities; Goldman, Sachs & Co.; KeyBanc Capital Markets; Mizuho Securities; and Rabo Securities are acting as joint book-running managers of the offering.

Ball is making the offer under a shelf registration statement previously declared effective by the U.S. Securities and Exchange Commission. This offering will be made solely by means of a prospectus and prospectus supplement, a copy of which may be obtained from BofA Merrill Lynch, 222 Broadway, 11th Floor, New York, NY 10038, Attention: Prospectus Department or by calling toll-free (800) 294-1322.

This announcement is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to purchase any securities. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About Ball Corporation

Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 14,500 people worldwide and reported 2014 sales of $8.6 billion.

Forward-Looking Statements

This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available at www.sec.gov. Factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021

materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting our debt; and successful or unsuccessful acquisitions and divestitures, including, with respect to the proposed Rexam PLC acquisition, the effect of the announcement of the acquisition on our business relationships, operating results and business generally; the occurrence of any event or other circumstances that could give rise to the termination of our definitive agreement with Rexam PLC in respect of the acquisition; the outcome of any legal proceedings that may be instituted against us related to the definitive agreement with Rexam PLC; and the failure to satisfy conditions to completion of the acquisition of Rexam PLC, including the receipt of all required regulatory approvals.